UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2013, TranSwitch Corporation (the “Company”) entered into a Business Financing Modification Agreement (the “Modification Agreement”) with Bridge Bank, National Association (“Bridge Bank”), amending the terms of that certain Amended and Restated Business Financing Agreement, as amended (the “Financing Agreement”), between the Company and Bridge Bank dated April 4, 2011. Pursuant to the terms of the Modification Agreement, the maturity date of the Financing Agreement was extended until July 3, 2014. The Financing Agreement as amended by the Modification Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including the payment of certain fees, restrictions on dispositions of the Company’s assets, changes in business, and incurrence of certain indebtedness and encumbrances. The Financing Agreement as amended by the Modification Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants. If an event of default occurs and is continuing, Bridge Bank has customary rights and remedies under the Financing Agreement, including the right to declare all outstanding indebtedness under the facility immediately due and payable and ceasing to advance money or extend credit.

The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the Modification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the full text of the Financing Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 4, 2011, each of which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Business Financing Modification Agreement dated July 3, 2013 between the Company and Bridge Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

July 10, 2013	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer